Exhibit 99


                            STOCK INVESTMENT PLAN OF
                                ANB CORPORATION

                              Financial Statements
                           December 31, 1998 and 1997

                    STOCK INVESTMENT PLAN OF ANB CORPORATION
                                Table of Contents

                                                                        Page
------------------------------------------------------------------------------

Independent Auditor's Report                                              1


Financial Statements

   Statement of financial condition                                       2

   Statement of income and changes in plan equity                         3

   Notes to financial statements                                          4

                          Independent Auditor's Report


Plan Administrator
Stock Investment Plan of
  ANB Corporation
Muncie, Indiana


We have audited the accompanying statement of financial condition of the Stock Investment Plan of ANB Corporation as of December 31, 1998 and 1997, and the related statement of income and changes in plan equity for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Stock Investment Plan of ANB Corporation at December 31, 1998 and 1997, and the results of its operations for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ Olive LLP

Indianapolis, Indiana
March 19, 1999


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                    STOCK INVESTMENT PLAN OF ANB CORPORATION
                        Statement of Financial Condition

December 31                                                                1998         1997
-------------------------------------------------------------------------------------------------
Assets

   Investments, at fair value

     ANB Corporation common stock (cost $813,866 and $716,373)           $1,318,630   $1,447,038

     Short-term investment funds                                             32,421       15,945
                                                                      --------------------------

         Total assets                                                    $1,351,051   $1,462,983
                                                                      ==========================

Liabilities--due to broker                                               $   28,950

Plan Equity                                                               1,322,101   $1,462,983
                                                                      ==========================

         Total liabilities and plan equity                               $1,351,051   $1,462,983
                                                                      ==========================

See notes to financial statements.

                                      (2)
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                    STOCK INVESTMENT PLAN OF ANB CORPORATION
                 Statement of Income and Changes in Plan Equity

Year Ended December 31                                              1998        1997        1996
------------------------------------------------------------------------------------------------------
Additions

   Investment income

     Interest                                                    $      580  $      665   $      482

     Dividends--ANB Corporation common stock                         39,540      34,224       33,336
                                                                ------------------------------------

                                                                     40,120      34,889       33,818

   Realized gains from sale of stock                                 45,301      18,898       25,929

   Unrealized appreciation (depreciation) on stock                 (225,901)    292,793     (122,431)

   Employee contributions                                           167,459     151,022      144,722

   Employer contributions                                            33,492      30,205       28,944
                                                                ------------------------------------

       Total additions                                               60,471     527,807      110,982

Deduction--distributions                                            201,353     119,972      266,055
                                                                ------------------------------------

Net Income (Loss) and Changes in Plan Equity for the Year
                                                                   (140,882)    407,835     (155,073)

Plan Equity, Beginning of Year                                    1,462,983   1,055,148    1,210,221
                                                                ------------------------------------

Plan Equity, End of Year                                         $1,322,101  $1,462,983   $1,055,148
                                                                ====================================

See notes to financial statements.

                                      (3)

                    STOCK INVESTMENT PLAN OF ANB CORPORATION
                         Notes to Financial Statements


Note 1 -- Summary of Significant Accounting Policies

The accompanying financial statements are prepared on the accrual method of accounting.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of plan equity and changes in plan equity. Actual results could differ from those estimates.

The purpose of the Stock Investment Plan of ANB Corporation (Plan) is to make available to eligible employees of ANB Corporation (ANB), a multi-bank holding company, and its subsidiaries a means of acquiring ownership of ANB common stock.

The investment in ANB common stock is carried at fair value based on market quotations, while short-term investment funds are carried at cost, which approximates fair value.


Note 2 -- Plan Description

Participation in the Plan is entirely voluntary. Eligible employees may make monthly contributions to the Plan of $10 to $200 through payroll deductions. ANB contributes 20% of employees' contributions to the Plan, which are taxable income to participants in the year contributed. Cash dividends and other income are credited to participant accounts for purchase of additional ANB stock, which income is also taxable to the participants when credited to their accounts. Distributions from the Plan are therefore not taxable income to the participants when funds are distributed, except for gains/losses from sales of stock included in distributions.

Separate accounts are maintained for participants to which contributions and earnings thereon are credited.

Purchases of ANB common stock are made at the lowest possible price in full shares only for each participant with remaining funds accumulating in a short-term investment fund until full shares may be purchased. At time of purchase, participants acquire ownership in their shares, and shares may be delivered to participants upon their request.

A participant may withdraw from the Plan upon providing written notice terminating payroll deductions, and stock and/or cash in the Plan for the participant will be distributed. Participants immediately vest in their contributions and ANB contributions.

The Plan may be amended or terminated at any time deemed advisable by ANB's Board of Directors.

There were 159 and 149 participants in the Plan at December 31, 1998 and 1997, respectively.

                                      (4)

STOCK INVESTMENT PLAN OF ANB CORPORATION
Notes to Financial Statements


Note 3 -- Investment in ANB Common Stock

Investment in ANB common stock was as follows:

                                                    1998
                              --------------------------------------------------
                               Number
                                 of                      Fair       Unrealized
December 31                    Shares       Cost         Value     Appreciation
--------------------------------------------------------------------------------

                                55,218    $813,866    $1,318,630     $504,764

                                                    1997
                              --------------------------------------------------
                               Number
                                 of                      Fair       Unrealized
December 31                    Shares       Cost         Value     Appreciation
--------------------------------------------------------------------------------

                                55,389    $716,373    $1,447,038     $730,665

Unrealized appreciation at January 1, 1997 was $437,872.

Information on ANB stock sold was as follows (cost using the first-in, first-out method):

Year Ended December 31                        1998         1997          1996
-------------------------------------------------------------------------------

Proceeds from sales                          $119,914     $68,623       $73,700
Cost                                           74,613      49,725        47,771
                                           ------------------------------------

Gains                                        $ 45,301     $18,898       $25,929
                                           ====================================


Note 4 -- Party-in-Interest Transactions

Party-in-interest transactions include those with fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, an employee organization whose members are covered by the Plan, a person who owns 50% or more of such an employer or employee association, or relatives of such persons.

ANB provides certain administrative services at no cost to the Plan.


                                      (5)

STOCK INVESTMENT PLAN OF ANB CORPORATION
Notes to Financial Statements


Note 5 -- Year 2000

Like all entities, the Plan is exposed to risks associated with the Year 2000 Issue, which affects computer software and hardware; transactions with customers, vendors, and other entities; and equipment dependent upon microchips. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 Issue on third parties with which the Plan does business. If remediation efforts of the Plan or third parties with which the Plan does business are not successful, the Year 2000 Issue could have negative effects on the Plan's financial condition and results of operations in the near term.


Note 6 -- Tax Status

The Plan is not and will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code). The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.


                                      (6)